Exhibit 5.1

8 Cross Street

#18-06 PwC Building

Singapore 048424

Tel: +65 6220 0900

Fax: +65 6220 0919

December 17, 2015

WAVE Life Sciences Ltd.

8 Cross Street # 10-00

PwC Building

Singapore 048424

Re: WAVE Life Sciences Ltd.

Dear Sirs,

We have acted as Singapore legal counsel to WAVE Life Sciences Ltd., a limited liability company incorporated under the laws of the Republic of Singapore (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 4,873,688 of the Company’s ordinary shares, no par value (the “Shares”), to be issued or delivered pursuant to the Company’s 2014 Equity Incentive Plan (the “Plan”).

In connection with this opinion, we have examined and relied upon (i) the Registration Statement and the Plan, (ii) the Company’s Amended and Restated Memorandum of Association and Articles of Association currently in effect as of the date hereof and (iii) the originals or copies certificated to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

No opinion may be inferred or implied except as expressly stated in this opinion and the opinions expressed herein must be read in conjunction with the assumptions, limitations, exceptions and qualifications set forth in this opinion. We do not assume any responsibility for updating this opinion or any of the opinions expressed herein in respect of any matters, events or other developments which were not made known or otherwise disclosed to us prior to the issuance of this opinion or which had not occurred as of the date hereof, or of any changes in facts or Applicable Laws (as defined hereafter) subsequent to the date hereof.

The laws of Singapore covered by the opinions expressed herein are limited solely to the Applicable Laws as at the date of this opinion. For the purposes of this opinion, “Applicable Laws” means those laws, rules and regulations of the Republic of Singapore as generally applied and interpreted by the courts of Singapore that, in our experience, are normally applicable to transactions of the type contemplated by the registration and issuance of the Shares pursuant to the Registration Statement, but without our having made any special investigation as to the applicability of any specific law, rule or regulation. We have made no investigation into, and do not express or imply any views on, any laws other than the Applicable Laws.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that, when issued and paid for in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable (the term “non-assessable” has no recognized meaning under Singapore laws, but we have assumed to mean that the shareholders of the Company are not liable, solely because of their shareholder status, for additional assessments or calls on the Shares by the Company or its creditors).

This opinion is given on the basis that it will be, and is governed by, and construed in accordance with, the laws of the Republic of Singapore. Our opinion is limited to the matters expressly stated in this opinion. A person who is not a party to this opinion has no right under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore, to enforce any provision of this opinion.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

The opinion given herein is strictly limited to the matters expressly stated herein. Except for the purposes of filing this opinion with the U.S. Securities and Exchange Commission as an exhibit to the Registration Statement, this opinion shall not be circulated to, or relied upon by, any other person (other than persons entitled to rely on it pursuant to applicable provisions of federal securities law in the United States, if applicable), or quoted or referred to in any public document or filed with any governmental body or agency without our prior written consent.

Yours faithfully,

Camford Law Corporation

By:	/s/ Joanna Teng
Joanna Teng
Director